Registration No. 333-135620
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KOS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0670898
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(609) 495-0500
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

KOS INCENTIVE PLAN (F/K/A KOS PHARMACEUTICALS, INC. 1996 STOCK OPTION PLAN)
(Full Title of Plan)

Adrian Adams
President, Chief Executive Officer and Director
Kos Pharmaceuticals, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512-3618
(609) 495-0500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:
Steven Sonberg, Esq.
Holland & Knight LLP
701 Brickell Avenue
Suite 3000
Miami, FL 33131
(305) 374-8500

REMOVAL FROM REGISTRATION
The Registration Statement No. 333-135620 on Form S-8 (the “Registration Statement”) covered shares of common stock, par value $0.01 per share (the “Common Stock”) of Kos Pharmaceuticals, Inc., a Florida corporation (“Kos”), issuable by Kos pursuant to the Kos Incentive Plan (F/K/A Kos Pharmaceuticals, Inc. 1996 Stock Option Plan) (the “Plan”).
On December 15, 2006, Parthenon Acquisition Corp., a Florida corporation and direct wholly-owned subsidiary of Abbott Laboratories, an Illinois corporation (“Abbott”), completed a merger transaction pursuant to which it was merged with and into Kos, with Kos continuing as the surviving corporation and becoming a wholly-owned subsidiary of Abbott (the “Merger”). As a result of the Merger, this post-effective amendment terminates the offering of securities pursuant to the Registration Statement.
The offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made in the Registration Statement to remove from registration, by means of post-effective amendments, any securities of Kos which remain unsold at the termination of the offering, Kos hereby removes from registration all shares of the Common Stock registered but not sold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, State of New Jersey, on December 20, 2006.

Kos Pharmaceuticals, Inc.
/s/ Adrian Adams
Adrian Adams
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adrian Adams Adrian Adams	President (Principal Executive Officer)	December 20, 2006

/s/ Kevin P. Clarke Kevin P. Clarke	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2006

/s/ Juan F. Rodriguez Juan F. Rodriguez	Senior Vice President, Controller and Corporate Administration (Principal Accounting Officer)	December 20, 2006

/s/ Thomas C. Freyman Thomas C. Freyman	Director	December 20, 2006

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